EXHIBIT 10.2

              SECOND AMENDMENT TO SECOND AMENDED AND
                    RESTATED WARRANT AGREEMENT


              THIS SECOND AMENDMENT TO SECOND AMENDED AND RESTATED WARRANT AGREEMENT (the "Amendment") is made and entered into as of the 4th day of April, 1996 between PEOPLES TELEPHONE COMPANY, INC., a New York corporation (the "Issuer"), and CREDITANSTALT AMERICAN CORPORATION, a Delaware corporation ("Creditanstalt").

                      W I T N E S S E T H :

              WHEREAS, Creditanstalt and the Issuer made and entered into that certain Second Amended and Restated Warrant Agreement dated as of February 17, 1994, as amended (the "Warrant Agreement"), pursuant to which the Issuer has agreed to issue to Creditanstalt or an "Affiliate" (as defined in the Warrant Agreement) certain
"Warrants" (as defined in the Warrant Agreement); and

              WHEREAS, the Warrant Agreement provides, inter alia, for (a) Series A Warrants to purchase an aggregate of 150,000 shares of Common Stock or Preferred Stock at an exercise price of $3.17 per share, all of which Series A Warrants have been exercised; (b) Series B Warrants to purchase an aggregate of 150,000 shares of Common Stock or Preferred Stock at an exercise price of $8.00 per share; Series C Warrants to purchase an aggregate of 300,000 shares of Common Stock or Preferred Stock at an exercise price of $9.33 per share; (d) Series D Warrants to purchase an aggregate of 50,000 shares of Common Stock or Preferred Stock at an exercise price of $9.00 per share; and (e) Series E Warrants to purchase an aggregate of 200,000 shares of Common Stock or Preferred Stock at an exercise price of $5.25 per share; and

              WHEREAS, Issuer is also a party to a certain Fourth Amended and Restated Loan and Security Agreement, dated as of July 19, 1995, as amended (the "Loan Agreement"), between the Issuer and Creditanstalt-Bankverein (the "Bank"), as the Agent and sole Lender thereunder; and

              WHEREAS, the Bank is the sole stockholder of Creditanstalt; and

              WHEREAS, the Issuer has asked the Bank to waive certain "Events of Default" under, and as such term is defined in, the Loan Agreement and the Bank has agreed to waive such Events of Default only on the condition that the Issuer enter into this Amendment reducing the exercise price of the Series B Warrants, the Series C Warrants and the Series D Warrants to $5.25 per Warrant;

              NOW, THEREFORE, to induce the Bank to waive the Events of Default outstanding under the Loan Agreement, and in consideration of the premises, the terms and conditions contained herein, and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

              1. Definitions. All capitalized terms used herein and not expressly defined herein shall have the same respective meanings given to such terms in the Warrant Agreement.

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              2.   Amendment of Definition of "Exercise Price".  The
term "Exercise Price", as set forth in Section 1 of the Warrant
Agreement, is hereby deleted in its entirety and the following definition is substituted in lieu thereof:

                   "Exercise Price" shall mean the exercise price of the Warrant which shall be: (a) $3.17 per warrant with respect to the Series A Warrants; (b) $5.25 per Warrant with respect to the Series B Warrants; (c) $5.25 per Warrant with respect to the Series C Warrants; (d) $5.25 per Warrant with respect to the Series D Warrants; and (e) $5.25 per Warrant with respect to the Series E Warrants."

              3. Amendment of Exhibit A. Exhibit A of the Warrant Agreement is hereby amended by deleting in its entirety the bracketed language in line ten of the Warrant Certificate and substituting in lieu thereof the following: "[$3.17//$5.25]".

              4. Issuance and Registration of Warrants. The Issuer hereby agrees to issue and deliver to Creditanstalt or, at the option of Creditanstalt, an Affiliate thereof, new Warrant Certificates evidencing the outstanding Series B Warrants, Series C Warrants and Series D Warrants as hereby amended. Upon receipt of such new Warrant Certificates, Creditanstalt shall deliver to the Issuer for cancellation the old Warrant Certificates for the Series B Warrants, Series C Warrants and Series D Warrants. On the date hereof, the Issuer shall register the new Warrant Certificates in the Warrant Register in the name of Creditanstalt or an Affiliate thereof as the case may be.
              5.   Restatement of Representations and Warranties.

                   (a) Issuer hereby reaffirms each and every representation and warranty heretofore made under or in connection with the execution and delivery of the Warrant Agreement (including, without limitation, those representations and warranties set forth in
Section 2 of the Warrant Agreement), as such representations and warranties are amended in Section 5(b) and (c) of this Amendment, as fully as though such representations and warranties have been made on the date hereof and with specific reference to this Amendment.

                   (b) Solely with respect to Section 2(d) of the Warrant Agreement, Issuer has authorized capital stock consisting of 25,000,000 shares of Common Stock, par value $.01 per share, of which as of March 22, 1996, not less than 16,172,684 shares were issued and outstanding, and 5,000,000 shares of Preferred Stock, $.01 par value, 100,000 shares of which are designated as Series A Preferred Stock, none of which are issued and outstanding, 600,000 shares of which are designated as Series B Preferred Stock, none of which are issued and outstanding, and 160,000 shares of Series C Preferred Stock, $.01 par value, of which as of the date hereof, at least 150,000 shares of which were issued and outstanding.

                   (c) Solely with respect to Section 2(e) of the Warrant Agreement, no holder of securities of the Issuer has any right to the registration of such securities under the Securities Act except (I) as set forth on Schedule J to the Warrant Agreement and
(ii) as provided for in that certain Registration Rights Agreement, dated as of July 19, 1995 among the Issuer, UBS Partners, Inc., and Appian Capital Partners, L.L.C.

              6. Effect of Amendment. Except as expressly set forth hereinabove, the Warrant Agreement shall remain in full force and effect as originally written, and shall constitute the legal, valid, binding and enforceable obligation of Issuer to Creditanstalt,

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and Issuer hereby restates, ratifies and reaffirms each and every term and condition set forth in the Warrant Agreement, as amended hereby, effective as of the date hereof.

              7. Counterparts. This Amendment may be executed in any number of counterparts, each of which, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same instrument.

            8. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties hereto.

              9. Section References. Section titles and references used in this Amendment shall be without substance and meaning or content of any kind whatsoever and are not a part of the agreement among the parties hereto evidenced hereby.

              10. Further Assurances. Issuer agrees to take such further action as Creditanstalt shall reasonably request in connection herewith evidencing the Amendment herein contained to the Warrant Agreement.

              11.     Governing Law.  This Amendment shall be
governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.

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              IN WITNESS WHEREOF, the parties hereto have caused this
Amendment to be duly executed and delivered by their proper and duly authorized officers, effective as of the date and year first above written.


"Issuer"

PEOPLES TELEPHONE COMPANY, INC.


By:
Bonnie S. Biumi
Chief Financial Officer

Attest:

Francis J. Harkins
Secretary


[CORPORATE SEAL]


"Creditanstalt"

CREDITANSTALT AMERICAN CORPORATION


By:
Robert M. Biringer
Senior Vice President


By:
Joseph P. Longoz
Vice President